AMENDMENT NO. 9

TO THE

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment, dated as of April 30, 2022, amends the Amended and Restated Sub-Advisory Contract (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and Invesco Capital Management LLC (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the name of Invesco European Small Company Fund to Invesco EQV European Small Company Fund, a series portfolio of AIM Funds Group (Invesco Funds Group) and Invesco V.I. Growth Fund to Invesco V.I. EQV International Equity Fund, a series portfolio of AIM Variable Insurance Funds (Invesco Variable Insurance Rate Funds);

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Capital Appreciation Fund

Invesco Discovery Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Floating Rate ESG Fund

Invesco Master Loan Fund

Invesco NASDAQ 100 Index Fund

Invesco Senior Floating Rate Fund

Invesco Short Term Municipal Fund

Invesco Short Duration High Yield Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®

Invesco Main Street All Cap Fund®

Invesco Rising Dividends Fund

AIM Funds Group (Invesco Funds Group)

Invesco EQV European Small Company Fund

Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco Convertible Securities Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Peak Retirement™ 2010 Fund

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

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Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Destination Fund

Invesco Quality Income Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

Invesco Small Cap Growth Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco European Growth Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Core Equity Fund

Invesco International Equity Fund

Invesco International Growth Fund

Invesco International Select Equity Fund

Invesco International Small-Mid Company Fund

Invesco MSCI World SRI Index Fund

Invesco Oppenheimer International Growth Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets All Cap Fund

Invesco Emerging Markets Innovators Fund

Invesco Emerging Markets Local Debt Fund

Invesco Emerging Markets Select Equity Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Infrastructure Fund

Invesco Global Strategic Income Fund

Invesco Global Targeted Returns Fund

Invesco International Bond Fund

Invesco Macro Allocation Strategy Fund

Invesco Multi-Asset Income Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

Invesco U.S. Managed Volatility Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Global Real Estate Fund

Invesco High Yield Bond Factor Fund

Invesco High Yield Fund

Invesco Intermediate Bond Factor Fund

Invesco U.S.Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

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Invesco Comstock Select Fund

Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term California Municipal Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

Invesco Rochester® New York Municipals Fund

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Invesco Premier Portfolio

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. International Growth Fund

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Conservative Balanced Fund

Invesco V.I. Core Bond Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. S&P 500 Index Fund

Invesco V.I. S&P 500 Buffer Fund – March

Invesco V.I. S&P 500 Buffer Fund – June

Invesco V.I. S&P 500 Buffer Fund – September

Invesco V.I. S&P 500 Buffer Fund – December

Invesco V.I. NASDAQ 100 Buffer Fund – March

Invesco V.I. NASDAQ 100 Buffer Fund – June

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Invesco V.I. NASDAQ 100 Buffer Fund – September

Invesco V.I. NASDAQ 100 Buffer Fund – December

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio

Invesco Exchange Fund

Invesco Management Trust

Invesco Conservative Income Fund

Short-Term Investments Trust

Invesco Government & Agency Portfolio

Invesco Tax-Free Cash Reserve Portfolio

Invesco Treasury Obligations Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Senior Vice President & Secretary

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INVESCO CAPITAL MANAGEMENT LLC

Sub-Adviser

By: /s/ Anna Paglia

Name: Anna Paglia

Title: Managing Director – Global Invesco ETFs, Chief Executive Officer & Principal Executive Officer

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